Exhibit 99.1

NGL Energy Partners LP Announces Redemption of 6.875% Senior Notes due 2021
TULSA, Okla. - (BUSINESS WIRE) -- September 14, 2018 -- NGL Energy Partners LP (NYSE: NGL) (“NGL”) today announced that it has called for redemption all $367,048,000 aggregate outstanding principal amount of its 6.875% Senior Notes due 2021. On October 16, 2018, registered holders of such notes will receive a redemption payment of 101.719%, or $1,017.19 per $1,000, of the principal amount thereof, plus accrued and unpaid interest thereon, to but not including the Redemption Date. The accrued and unpaid interest to be included in the Redemption Payment will be $0.19 per $1,000 of redeemed Notes. Separately, on October 15, 2018, NGL will make the final semiannual interest payment on these notes to persons who are registered holders at the close of business on October 1, 2018.
Forward-Looking Statements
This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While NGL believes such forward-looking statements are reasonable, NGL cannot assure they will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the United States Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in NGL’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” NGL undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.
About NGL Energy Partners LP
NGL Energy Partners LP is a Delaware limited partnership. NGL owns and operates a vertically integrated energy business with four primary businesses: Crude Oil Logistics; Water Solutions; NGL Liquids; and Refined Products and Renewables. For further information, visit NGL’s website at www.nglenergypartners.com.

Source: NGL Energy Partners LP

NGL Energy Partners LP
Trey Karlovich, 918-481-1119
Executive Vice President and Chief Financial Officer
Trey.Karlovich@nglep.com
or
Linda Bridges, 918-481-1119
Vice President - Finance and Treasurer
Linda.Bridges@nglep.com